SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 28, 2010

Crystal Rock Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31797	03-0366218
(State of incorporation)	(SEC File No.)	(IRS Employer ID No.)

1050 Buckingham St., Watertown, CT 06795
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
860-945-0661

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Exchange Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Repayment of Subordinated Debt

As of September 27, 2010, Crystal Rock Holdings, Inc. owed subordinated debt to Henry, Peter and Jack Baker in the aggregate principal amount of $13,500,000.  For more information about this subordinated debt, see the section entitled “Related Party Transactions - Subordinated Notes Held by Significant Stockholders” commencing on page 8 of our definitive proxy statement dated March 1, 2010, which section is incorporated herein by this reference.

On September 28, 2010, with the mutual consent of the three subordinated debt holders, we paid $500,000 to Peter K. Baker as a payment of principal on his note.  The following table shows the holder and the corresponding remaining principal amount on September 28, 2010 after the payment.

Related Party	Principal Balance
Henry E. Baker	$4,600,000
John B. Baker	4,200,000
Peter K. Baker	4,200,000
Total	$13,000,000

The payment was approved by Bank of America (“the Bank”). The Company’s Credit Agreement (“the Agreement) with the Bank prohibits such payments of subordinated debt principal and the First Amendment to the Agreement specifically allows for the payment. In addition, the three subordinated debt holders amended their agreements with the Bank to recognize the payment.

Lease of Building and Land

On September 29, 2010 we finalized a lease for the facility that we occupy at 313 Long Ridge Road, Stamford, Connecticut. The current lease expires October 5, 2010. We currently lease the 23,000 square foot facility from Henry E. Baker.  The distribution facility contains warehouse and office space.  We lease this property on a “triple net” basis.

The new lease is for a term of the lease ten years, to 2020.  Annual lease payments are $248,400 per year for the first five years and are negotiable thereafter.

Relationships

Henry Baker, John, and Peter Baker are directors.  Henry Baker is Chairman Emeritus, John Baker is our Executive Vice President and Peter Baker is our Chief Executive Officer.  Ross Rapaport is a director and the Chair of our Board.  Mr. Rapaport serves as trustee U/T/A dated 12/16/91 F/B/O Joan Baker et al., the Peter K. Baker Life Insurance Trust, and the John B. Baker Life Insurance Trust.

Additional information about our relationships with members of the Baker family and Ross Rapaport can be found in our definitive proxy statement filed with the Securities and Exchange Commission on March 1, 2010 (the “Proxy Statement”), in the following sections of the Proxy Statement:

•	Employment Agreements and Arrangements (Page 13) - describes the contractual arrangements we have with Peter and John Baker.

•
Stock Owned by Directors, Executive Officers and Greater-Than-5% Stockholders (Page 16) - sets forth the beneficial ownership of our common stock by Peter, John and Henry Baker and Mr. Rapaport as of the date set forth in the Proxy Statement.

•
Related Party Transactions (Page 8) - sets forth (a) our subordinated loan obligations to Peter, John and Henry Baker (b) additional information about the lease arrangements with Henry Baker, individually and as trustee, and (c) information about other relationships we have with Henry Baker and Mr. Rapaport.

Approval of Related Party Transactions

The principal payment of the subordinated debt to Mr. Baker (“the payment”) and lease for the property in Stamford, Connecticut was approved by the Company’s Audit Committee pursuant to its charter provisions that make approval of related party transactions the jurisdiction of that committee.

Item 9.01.                     Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Letter of Waiver and Consent dated September 15, 2010 signed by Martin Dytrych, Henry Baker, Peter Baker, and John Baker.

10.2	First Amendment to the Credit Agreement dated September 28, 2010 with Bank of America.

10.3	Letter from Henry E., Peter K., and John B. Baker and Ross S. Rapaport, as trustee, to Bank America, as agreed to, to amend Subordination Agreements.

10.4	Lease of Building and Land in Stamford, Connecticut from Henry E. Baker dated September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERMONT PURE HOLDINGS, LTD.

/s/ Bruce S. MacDonald
By: Bruce S. MacDonald
Chief Financial Officer

Date: October 1, 2010

EXHIBIT INDEX

Number	Title

10.1	Letter of Waiver and Consent dated September 15, 2010 signed by Martin Dytrych, Henry Baker, Peter Baker, and John Baker.

10.2	First Amendment to the Credit Agreement dated September 28, 2010 with Bank of America.

10.3	Letter from Henry E., Peter K., and John B. Baker and Ross S. Rapaport, as trustee, to Bank America, as agreed to, to amend Subordination Agreements.

10.4	Lease of Building and Land in Stamford, Connecticut from Henry E. Baker dated September 30, 2010.